UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2006

Website Pros, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12735 Gran Bay Parkway West, Building 200, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 2, 2006, Website Pros, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Current Report”) to report the acquisition of substantially all of the assets and select liabilities of 1Shoppingcart.com Canada Corp. (“1SC”). The Company is filing this amendment to the Current Report to include the financial statements required under Item 9.01.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Attached hereto beginning on Page F-1 are the following financial statements of 1SC:

(b)	Pro Forma Financial Information.

Attached hereto beginning on Page PF-1 are the following pro forma combined financial statements of the Company and 1SC:

(c)	Exhibits.

2.2	Asset Purchase Agreement dated September 30, 2006 by and among the Company, Website Pros Canada Inc. and 1SC.*

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Press release dated October 2, 2006 issued by Website Pros.*

*	Incorporated by reference from the Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSITE PROS, INC. (Registrant)

Date: December 11, 2006	/s/ Kevin Carney
Kevin Carney, Chief Financial Officer

INDEX OF EXHIBITS

2.2	Asset Purchase Agreement dated September 30, 2006 by and among the Company, Website Pros Canada Inc. and 1SC.*

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Press release dated October 2, 2006 issued by Website Pros.*

*	Incorporated by reference from the Current Report.

Index to Financial Statements

Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets as of December 31, 2005 and 2004
Consolidated Balance Sheet as of September 30, 2006 (Unaudited)
Consolidated Statement of Income for the years ended December 31, 2005 and 2004
Consolidated Statement of Income for the nine-month periods ended September 30, 2006 and 2005 (Unaudited)
Consolidated Statements of Stockholders’ Deficiency for the years ended December 31, 2005 and 2004
Consolidated Statement of Cash Flows for the years ended December 31, 2005 and 2004
Consolidated Statement of Cash Flows for the nine-month periods ended September 30, 2006 and 2005 (Unaudited)
Notes to Financial Statements

AUDITORS’ REPORT

To the Stockholder of

1ShoppingCart.com Canada Corp.

We have audited the accompanying consolidated balance sheets of 1ShoppingCart.com Canada Corp. as at December 31, 2005 and 2004 and the related consolidated statements of income, stockholder’s deficiency and cash flows for each of the years in the two-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2005 and 2004 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2005 in accordance with generally accepted accounting principles in the United States.

/s/ Ernst & Young LLP

Toronto, Canada,

July 21, 2006 [except for note 10 which is

    dated as at September 30, 2006].                                                          Chartered Accountants

1ShoppingCart.com Canada Corp.

CONSOLIDATED BALANCE SHEETS

[expressed in U.S. dollars]

	As at December 31		(Unaudited) As at September 30
	2005 $	2004 $	2006 $
ASSETS
Current
Cash and cash equivalents	1,102,329	691,081	1,242,476
Accounts receivable [note 8]	126,319	40,457	253,467
Prepaid expenses	37,178	8,229	54,459
Deferred commissions	252,937	218,116	340,817

Total current assets	1,518,763	957,883	1,891,219

Property and equipment, net [note 2]	349,197	85,746	514,946
Deferred tax assets [note 9]	564,335	490,706	580,342

	2,432,295	1,534,335	2,986,507

LIABILITIES AND STOCKHOLDER’S DEFICIENCY
Current
Accounts payable [note 8]	153,530	134,744	202,902
Accrued expenses [note 3]	118,764	70,793	108,364
Income taxes payable	1,285,890	1,143,057	1,438,155
Deferred revenue	995,324	777,388	1,128,939
Due to stockholder [notes 4 and 8]	381,131	146,504	134,517
Capital lease obligations, current [note 5]	44,466	5,442	44,466
Note payable, current [note 6]	90,000	90,000	90,000

Total current liabilities	3,069,105	2,367,928	3,147,343

Capital lease obligations, long term [note 5]	68,421	7,619	63,737
Note payable, long term [note 6]	659,745	829,181	478,685

Total liabilities	3,797,271	3,204,728	3,689,765

Stockholder’s deficiency
Capital stock [note 7]
Authorized
Unlimited common shares
Issued
100 common shares, Cdn. $1 par value each	77	77	77
Accumulated deficit	(1,365,053)	(1,670,470)	(703,335)

Total stockholder’s deficiency	(1,364,976)	(1,670,393)	(703,258)

	2,432,295	1,534,335	2,986,507

See accompanying notes to financial statements

1ShoppingCart.com Canada Corp.

CONSOLIDATED STATEMENTS OF INCOME

[expressed in U.S. dollars]

	Year ended December 31		(Unaudited) Nine months ended September 30
	2005 $	2004 $	2006 $	2005 $
Revenue	4,554,658	2,805,663	4,913,598	3,306,121

Cost of revenue
Commissions [note 8]	1,307,249	795,780	1,353,434	913,084
Discount fees	156,600	101,850	189,394	112,053

Total cost of revenue	1,463,849	897,630	1,542,828	1,025,137

Gross profit	3,090,809	1,908,033	3,370,770	2,280,984

Operating expenses
Sales and marketing	178,745	149,512	112,092	54,062
General and administrative [note 8]	2,127,396	1,326,050	2,052,464	1,635,807
Depreciation	54,551	19,162	45,305	40,913

Total operating costs	2,360,692	1,494,724	2,209,861	1,730,782

Income from operations	730,117	413,309	1,160,909	550,202

Other income (expense)
Interest expense	(59,133)	(52,924)	(15,640)	(36,846)
Foreign exchange loss	(44,433)	(29,582)	(33,249)	(9,569)
Loss on disposal of capital assets	(32,039)	—	—	—
Other, net	12,162	94	—	—

Total other expense	(123,443)	(82,412)	(48,889)	(46,415)

Income before income taxes	606,674	330,897	1,112,020	503,787
Provision for (recovery of) income taxes [note 9]	172,280	(334,478)	315,785	143,062

Net income for the period	434,394	665,375	796,235	360,725

See accompanying notes to financial statements

1ShoppingCart.com Canada Corp.

CONSOLIDATED STATEMENTS OF

STOCKHOLDER’S DEFICIENCY

[expressed in U.S. dollars]

Year ended December 31, 2005

	Common shares		Accumulated deficit	Total stockholder’s deficiency
	Shares	Amount
	#	$	$	$
Balance, December 31, 2003	100	77	(2,194,414)	(2,194,337)
Net income for the period	—	—	665,375	665,375
Dividends paid [note 8]	—	—	(141,431)	(141,431)

Balance, December 31, 2004	100	77	(1,670,470)	(1,670,393)
Net income for the period	—	—	434,394	434,394
Dividends [note 4]	—	—	(128,977)	(128,977)

Balance, December 31, 2005	100	77	(1,365,053)	(1,364,976)

See accompanying notes

1ShoppingCart.com Canada Corp.

CONSOLIDATED STATEMENTS OF CASH FLOWS

[expressed in U.S. dollars]

	Year ended December 31		(Unaudited) Nine months ended September 30
	2005 $	2004 $	2006 $	2005 $
OPERATING ACTIVITIES
Net income for the period	434,394	665,375	796,235	360,725
Add (deduct) items not involving an outlay of cash
Depreciation	54,551	19,162	45,305	40,913
Loss on disposal of capital assets	32,039	—	—	—
Deferred income taxes	(73,629)	(488,510)	(16,007)	(7,649)

Changes in non-cash working capital balances related to operations
Accounts receivable	(85,862)	37,081	(127,225)	15,395
Prepaid expenses	(28,949)	(3,792)	(17,281)	(15,180)
Deferred commissions	(34,821)	(78,719)	(87,880)	(12,125)
Accounts payable	18,786	98,462	49,372	2,496
Accrued expenses	47,971	(16,675)	(10,400)	299,722
Income taxes payable	142,833	119,288	152,343	40,890
Deferred revenue	217,936	307,801	133,615	28,059

Cash provided by operating activities	725,249	659,473	918,077	753,246

INVESTING ACTIVITIES
Purchase of property and equipment	(350,041)	(48,445)	(211,054)	(383,605)

Cash used in investing activities	(350,041)	(48,445)	(211,054)	(383,605)

FINANCING ACTIVITIES
Due to stockholder	105,650	72,795	(381,131)	(252,401)
Dividends paid	—	(141,431)	—	—
Repayment of note payable	(169,436)	(108,364)	(181,061)	(117,603)
Increase (repayment) in capital lease obligations	99,826	9,692	(4,684)	104,117

Cash provided by (used in) financing activities	36,040	(167,308)	(566,876)	(265,887)

Net increase in cash and cash equivalents during the period	411,248	443,720	140,147	103,754
Cash and cash equivalents, beginning of period	691,081	247,361	1,102,329	691,081

Cash and cash equivalents, end of period	1,102,329	691,081	1,242,476	794,835

Supplemental cash flow information
Interest paid	59,133	52,924	47,238	45,235

Income taxes paid	103,076	106,578	179,527	122,004

See accompanying notes to financial statements

1ShoppingCart.com Canada Corp.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[expressed in U.S. dollars]

(Information as at September 30, 2006 and pertaining to the periods from January 1, 2006 to September 30, 2006 and from January 1, 2005 to September 30, 2005 is Unaudited)

December 31, 2005

1.	THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Company

1ShoppingCart.com Canada Corp. [the “Company”] is a provider of shopping cart, internet marketing and eCommerce/eBusiness software solutions and services.

As an Application Service Provider [“ASP”], 1ShoppingCart.com is focused on enabling small, medium and enterprise organizations to promote, sell and grow their businesses online over the internet. The Company’s primary offering is a comprehensive suite of modular software that includes an eCommerce transaction engine [shopping cart] that is integrated with sophisticated internet sales and marketing solutions [affiliate management, email, auto responders and ad tracking].

Founded in 1999 to bring advanced business capabilities to web-based merchants, 1ShoppingCart.com has offices in Barrie, Ontario and Eugene, Oregon.

Unaudited interim financial information

In management’s opinion, the financial statements include all adjustments that are necessary for a fair presentation of the results for the respective interim periods. All such adjustments are of a normal recurring nature.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Principles of consolidation

The Company’s consolidated financial statements include the assets, liabilities and operating results of the Company and its wholly-owned subsidiary, 1ShoppingCart.com. All significant intercompany accounts and transactions have been eliminated.

Foreign currency translation

The Company’s subsidiary is considered to be integrated operations for accounting purposes. The functional currency of the Company and its subsidiary is the U.S. dollar.

Monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the rate of exchange prevailing at the consolidated balance sheet dates. Non-monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the historical exchange rate. Revenue and expenses, excluding depreciation, are translated at the average rate

1ShoppingCart.com Canada Corp.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[expressed in U.S. dollars]

(Information as at September 30, 2006 and pertaining to the periods from January 1, 2006 to September 30, 2006 and from January 1, 2005 to September 30, 2005 is Unaudited)

December 31, 2005

prevailing during the month of the transaction. Depreciation is translated at average historical rates. Foreign exchange gains or losses are included in the consolidated statements of income.

Revenue recognition

Substantially all of the Company’s revenue is generated from subscriptions for services. Costs to provide these services to the end-customer are minimal and are expensed as incurred.

In accordance with Staff Accounting Bulletin [“SAB”] No. 104, after the 30-day trial period has ended, revenue is recognized when all of the following conditions are satisfied: [i] there is persuasive evidence of an arrangement; [ii] the service has been provided to the customer; [iii] the amount of fees to be paid by the customer is fixed or determinable; and [iv] the collection of the Company’s fees is probable. These criteria are met monthly as the Company’s service is provided on a month-to-month basis and collections are generally made in advance of the services.

Customers are billed for the subscription on a monthly, quarterly, semi-annual or annual basis, at the customer’s option. As customers are billed, subscription revenue is recorded as deferred revenue in the accompanying consolidated balance sheets. As services are performed, the Company recognizes subscription revenue ratably on a daily basis over the service period. There are no undelivered elements at the end of the monthly service period.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, bank demand deposit accounts, and money market accounts. For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with a maturity of 90 days or less when purchased to be cash equivalents.

Concentrations of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. The Company invests its cash in credit instruments of highly rated financial institutions.

Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers comprising the Company’s customer base and their geographic dispersion. The Company has not incurred any significant credit-related losses.

1ShoppingCart.com Canada Corp.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[expressed in U.S. dollars]

(Information as at September 30, 2006 and pertaining to the periods from January 1, 2006 to September 30, 2006 and from January 1, 2005 to September 30, 2005 is Unaudited)

December 31, 2005

Accounts receivable

Trade accounts receivable are recorded on the consolidated balance sheets at net realizable value. The Company’s management uses historical collection percentages and customer-specific information, when available, to estimate the amount of trade receivables that are uncollectible and establishes reserves for uncollectible balances based on this information. The Company does not require deposits or other collateral from customers.

Fair value of financial instruments

Financial instruments include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and debt. The respective carrying value of these financial instruments approximates fair value since they are short-term in nature or are receivable or payable on demand. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of year end.

Property and equipment

Property and equipment, including software, are stated at cost less accumulated depreciation. Depreciation of assets recorded under capital leases is included with depreciation expense. Depreciation is provided using the declining balance method at the following annual rates:

Artwork	20%
Computer equipment	30%
Equipment	20%
Furniture and fixtures	20%
Security equipment	20%
Telephone equipment	20%

Leasehold improvements are depreciated using the straight-line method over the shorter of the assets’ life or the term of the lease.

Advertising

Advertising costs are charged to operations as incurred.

1ShoppingCart.com Canada Corp.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[expressed in U.S. dollars]

(Information as at September 30, 2006 and pertaining to the periods from January 1, 2006 to September 30, 2006 and from January 1, 2005 to September 30, 2005 is Unaudited)

December 31, 2005

Income taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards [“SFAS”] No. 109, “Accounting for Income Taxes”, using the liability method. SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the difference is expected to reverse.

Recent accounting pronouncements

There are no recent accounting pronouncements that are expected to have any significant impact on the Company’s consolidated financial statements.

2.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

			(Unaudited) September 30, 2006
	December 31
	2005	2004
	$	$	$
Artwork	3,546	3,546	4,269
Computer equipment	119,287	41,706	165,135
Equipment	43,183	11,558	49,341
Furniture and fixtures	92,097	30,018	103,651
Security equipment	14,576	—	15,738
Telephone equipment	25,304	20,168	54,717
Vehicles	—	—	34,770
Leasehold improvements	138,679	13,542	180,715
Intangible assets	—	—	39,390

	436,672	120,538	647,726
Accumulated depreciation	(87,475)	(34,792)	(132,780)

	349,197	85,746	514,946

1ShoppingCart.com Canada Corp.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[expressed in U.S. dollars]

(Information as at September 30, 2006 and pertaining to the periods from January 1, 2006 to September 30, 2006 and from January 1, 2005 to September 30, 2005 is Unaudited)

December 31, 2005

3.	ACCRUED EXPENSES

Accrued expenses consist of the following:

			(Unaudited) September 30, 2006
	December 31
	2005	2004
	$	$	$
Labour accrual	64,358	31,671	35,225
Vacation pay accrual	31,093	21,737	46,879
Other accrued liabilities	23,313	17,385	26,260

	118,764	70,793	108,364

4.	DUE TO STOCKHOLDER

The amount owed by the Company to the sole stockholder, including dividends payable as at December 31, 2005 and September 30, 2006 of $128,977 and $134,517, respectively: [2004 - nil], bears no interest and is payable within the following year.

5.	LEASE OBLIGATIONS

Capital leases

The Company has entered into various equipment leases. The leased equipment has been capitalized at the present value of the future minimum lease payments. The imputed interest rate is 10%. The required future minimum annual principal repayments on the capital lease obligations as of December 31, 2005 consist of the following:

		(Unaudited) September 30, 2006
	December 31, 2005
	$	$
2006	44,466	44,466
2007	44,727	44,727
2008	23,694	19,010
2009	—	—
2010	—	—

	112,887	108,203
Less current portion	(44,466)	(44,466)

	68,421	63,737

1ShoppingCart.com Canada Corp.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[expressed in U.S. dollars]

(Information as at September 30, 2006 and pertaining to the periods from January 1, 2006 to September 30, 2006 and from January 1, 2005 to September 30, 2005 is Unaudited)

December 31, 2005

Operating leases

The Company rents its principal office in Barrie, Ontario under an operating lease that expires on May 31, 2010, with one renewal option for five additional years. The Company charges lease payments to operations on a straight-line basis over the lease term. The Company also has an operating lease for an automobile that expires on June 3, 2007. The Company charges lease payments to operations on a straight-line basis over the lease term.

As of December 31, 2005, future minimum annual rental payments required under operating leases that have initial or remaining non-cancelable terms in excess of one year, including the leases described above, are as follows:

		(Unaudited) September 30, 2006
	December 31, 2005
	$	$
2006	48,712	12,178
2007	44,636	44,636
2008	40,560	40,560
2009	40,560	40,560
2010	16,900	16,900
Thereafter	—	—

	191,368	154,834

6.	NOTE PAYABLE

The Company entered into a Stock Redemption Agreement with a former stockholder on September 1, 2003. To finance this stock redemption, a note payable was issued to the former stockholder in the amount of $1,045,750. The note bears interest at an applicable floating rate equal to the United States prime rate plus 1%. The applicable floating rate shall not exceed 6%. The Company is required to make minimum monthly payments of principal of 5% of the Company’s monthly net sales for the preceding month or $7,500, whichever is higher.

Future minimum principal repayments are $90,000 annually. However, actual repayments are likely to be higher but cannot be determined since they are based on future net sales.

1ShoppingCart.com Canada Corp.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[expressed in U.S. dollars]

(Information as at September 30, 2006 and pertaining to the periods from January 1, 2006 to September 30, 2006 and from January 1, 2005 to September 30, 2005 is Unaudited)

December 31, 2005

7.	CAPITAL STOCK

The Company is authorized to issue an unlimited number of common shares, of which 100 common shares are issued and outstanding to the sole stockholder at a par value of $1.00 [Canadian] for each common share. Dividends on the common shares were paid as follows during the year: $141,431 [$1,414.31 per share] in 2004 and $128,977 [$1,289.77 per share] in 2005.

8.	RELATED PARTY TRANSACTIONS

The Company paid commissions to the spouse of the sole stockholder of $124,723 and $65,234 during 2005 and 2004, respectively. During the nine-month period ended September 30, 2006, the Company paid commissions to the spouse of the sole stockholder of $113,267. The Company had a payable of $13,479 and $8,256 to the spouse of the sole stockholder at December 31, 2005 and 2004, respectively that has been included in accounts payable. At September 30, 2006, the Company had a payable of $13,790 to the spouse of the sole stockholder that has been included in accounts payable.

During 2005, the Company advanced funds to the son of the sole stockholder. As at December 31, 2005 and September 30, 2006, the balance included in accounts receivable was $17,197 and $17,936, respectively [2004 - nil].

The Company has received various advances from the sole stockholder. These advances bear no interest and are payable within the following year. As at December 31, 2005 and September 30, 2006, the Company owed the sole stockholder $381,131 and $134,517, respectively [December 31, 2004 - $146,504].

During 2005, the Company paid rent to the sole stockholder in the amount of $24,000 [2004 -$28,800] for the use of one of its office spaces. During the nine-months ended September 30, 2006, the Company paid rent to the sole stockholder in the amount of $18,000 for the use of one of its office spaces.

1ShoppingCart.com Canada Corp.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[expressed in U.S. dollars]

(Information as at September 30, 2006 and pertaining to the periods from January 1, 2006 to September 30, 2006 and from January 1, 2005 to September 30, 2005 is Unaudited)

December 31, 2005

9.	INCOME TAXES

The total tax expenses for the years ended 2005 and 2004 consist of the following:

	Year ended December 31		(Unaudited) Nine months ended September 30, 2006
	2005	2004
	$	$	$
Income taxes
Current
Canada	177,670	93,853	239,720
United States	68,239	60,179	92,072

	245,909	154,032	331,792

Deferred
Canada	—	(475,000)	—
United States	(73,629)	(13,510)	(16,007)

	(73,629)	(488,510)	(16,007)

	172,280	(334,478)	315,785

1ShoppingCart.com Canada Corp.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[expressed in U.S. dollars]

(Information as at September 30, 2006 and pertaining to the periods from January 1, 2006 to September 30, 2006 and from January 1, 2005 to September 30, 2005 is Unaudited)

December 31, 2005

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities as at December 31, 2005 and 2004 result from the following temporary differences:

			(Unaudited) September 30, 2006
	December 31
	2005	2004
	$	$	$
Deferred tax assets
Unearned revenue	348,364	272,086	395,129
Other tax assets	8,323	6,248	8,323
Intangibles	475,000	475,000	475,000

Total deferred tax assets	831,687	753,334	878,452
Less valuation allowance	(156,450)	(163,914)	(156,450)

	675,237	589,420	722,002

Deferred tax liabilities
Deferred commission	88,528	76,340	119,286
Foreign exchange gains	22,374	22,374	22,374

Total deferred tax liabilities	110,902	98,714	141,660

Net deferred tax assets	564,335	490,706	580,342

Realization of certain components of the net deferred tax asset is dependent on the Company generating sufficient taxable income. Although realization is not assured, management believes it is more likely than not that the net deferred tax asset will be realized. The amount of the net deferred tax asset considered realizable however, could be reduced in the near term if estimates of future taxable income during the carryforward period are changed.

Valuation allowances have been established for certain loss and credit carryforward balances that reduce deferred tax assets to an amount that will, more likely than not, be realized.

1ShoppingCart.com Canada Corp.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

[expressed in U.S. dollars]

(Information as at September 30, 2006 and pertaining to the periods from January 1, 2006 to September 30, 2006 and from January 1, 2005 to September 30, 2005 is Unaudited)

December 31, 2005

The provision for (recovery of) income taxes differs from the amount computed by applying the statutory U.S. federal income tax rates as a result of the following:

			(Unaudited) Nine months ended September 30, 2006
	Year ended December 31
	2005	2004
	%	%	%
U.S. statutory tax rate	35.0	35.0	35.0
Difference between U.S. and Canadian tax rates	(4.8)	(10.0)	(4.8)
Reversal of tax benefits not previously recognized	(1.1)	(134.6)	(1.1)
Tax benefits not recognized	––	14.0	––
Other	(0.7)	0.9	(0.7)

	28.4	(94.7)	28.4

Approximately $1 million of the income taxes payable represent accruals for a contingent tax liability, including interest and penalties, on a potential transfer of tax assets in a prior year.

10.	SUBSEQUENT EVENT

On September 30, 2006, Website Pros, Inc. and its wholly-owned subsidiary, Website Pros Canada Inc., acquired substantially all of the assets and select liabilities of 1ShoppingCart.com for $12.5 million in cash consideration.

Index to Pro Forma Financial Information

Background Information Regarding Pro Forma Financial Statements
Pro Forma Combined Consolidated Statement of Operations for the nine-month period ended September 30, 2006 (Unaudited)
Pro Forma Combined Consolidated Statement of Operations for the year ended December 31, 2005 (Unaudited)
Notes to Pro Forma Consolidated Financial Statements

Background Information Regarding Pro Forma Financial Statements

The Pro Forma Combined Consolidated Statement of Operations for the nine-month periods ended September 30, 2006 and for the year ended December 31, 2005 (unaudited, expressed in U.S. dollars) include the historical consolidated statements of operations of Website Pros, Inc. (Website Pros) and 1ShoppingCart.com Canada Corp. (1SC), giving effect to the acquisition as if it had been consummated on January 1, 2005 and 2006. This information is only a summary, and you should read it in conjunction with the Website Pros’ historical consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the annual reports, quarterly reports and other information on file with the Securities and Exchange Commission and 1SC’s historical consolidated financial statements and related notes contained elsewhere in this Form 8-K/A (see pages F-1 to F-16).

We have prepared the unaudited pro forma combined consolidated financial statements based on available information using assumptions that we believe are reasonable. These unaudited pro forma combined consolidated financial statements are being provided for informational purposes only. They do not claim to represent our actual financial position or results of operations had the acquisition occurred on the date specified nor do they project our results of operations or financial position for any future period or date.

The Pro Forma Combined Consolidated Statement of Operations does not reflect any adjustments for non-recurring items or anticipated synergies resulting from the acquisition. Pro forma adjustments are based on certain assumptions and other information that are subject to change as additional information becomes available.

Website Pros, Inc.

Pro Forma Combined Consolidated Statements of Operations

nine months ended September 30, 2006

(Unaudited, expressed in U.S. dollars)

(In thousands except per share amounts)

(unaudited)

	Website Pros, Inc.	1Shopping Cart.com	Pro Forma Adjustments (Note 1)		Pro Forma Combined
Revenue:
Subscription	$31,881	$4,914	$—		$36,795
License	2,531	—	—		2,531
Professional services	1,277	—	—		1,277

Total revenue	35,689	4,914	—		40,603
Cost of revenue (excluding depreciation and amortization shown separately below):
Subscription	13,945	2,057	—		16,002
License	672	—	—		672
Professional services	1,044	—	—		1,044

Total cost of revenue	15,661	2,057	—		17,718

Gross profit	20,028	2,857	—		22,885

Operating expenses:
Sales and marketing	8,651	112	—		8,763
Research and development	1,468	504	—		1,972
General and administrative	6,993	1,068	—		8,061
Depreciation and amortization	1,042	45	723	a	1,810

Total operating expenses	18,154	1,729	723		20,606

Income (loss) from operations	1,874	1,128	(723)		2,279
Interest, net	1,887	(16)	16	d	1,887
Other income (expense)	—	(316)	316	b	—

Net income (loss)	3,761	796	(391)		4,166
Preferred stock dividends	—	—	—		—

Net income (loss) attributable to common stockholders	$3,761	$796	(391)		$4,166

Basic net income attributable per common share	$0.23				$.25

Diluted net income attributable per common share	$0.19				$.22

Basic weighted average common shares outstanding	16,663				16,663

Diluted weighted average common shares outstanding	19,340				19,340

See accompanying notes to pro forma financial statements

Website Pros, Inc.

Pro Forma Combined Consolidated Statements of Operations

for the year ended December 31, 2005

(Unaudited, expressed in U.S. dollars)

(In thousands except per share amounts)

	Website Pros, Inc.	1Shopping Cart.com	Pro Forma Adjustments (Note 1)		Pro Forma Combined
Revenue:
Subscription	$32,574	$4,555	$—		$37,129
License	3,858	—	—		3,858
Professional services	1,338	—	—		1,338

Total revenue	37,770	4,555	—		42,325

Cost of revenue (excluding depreciation and amortization shown separately below):
Subscription	15,058	2,110	—		17,168
License	1,013	—	—		1,013
Professional services	1,085	—	—		1,085

Total cost of revenue	17,156	2,110	—		19,266

Gross profit	20,614	2,445	—		23,059

Operating expenses:
Sales and marketing	9,731	115	—		9,846
Research and development	1,895	517	—		2,412
General and administrative	6,840	1,073	—		7,954
Depreciation and amortization	1,723	54	963	a	2,699

Total operating expenses	20,189	1,759	963		22,911

Income (loss) from operations	425	686	(963)		148
Interest, net	402	(59)	59	d	402
Other income (expense)	—	(192)	172	c	(20)

Net income	827	435	(732)		530
Preferred stock dividends	(1,156)	—	—		(1,156)

Net income (loss) attributable to common stockholders	$(329)	435	$(732)		$(626)

Basic net income (loss) attributable per common share	$(.05)				$(.10)

Diluted net income (loss) attributable per common share	$(.05)				$(.10)

Basic weighted average common shares outstanding	6,222				6,222

Diluted weighted average common shares outstanding	6,222				6,222

See accompanying notes to pro forma combined consolidated financial statements

NOTES TO PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Pro Forma Statement of Operations Adjustments

The unaudited pro forma combined consolidated statement of operations combines Website Pros, Inc’s (Website Pros’) statement of operations and 1ShoppingCart.com Canada Corp. and 1ShoppingCart.com Corp.’s (together, “1SC’s”) statement of operations for the year ended December 31, 2005 and the nine-month period ended September 30, 2006.

The following adjustments were applied to Website Pros’ historical statement of operations for the year ended December 31, 2005 and the nine-month period ended September 30, 2006 as if the acquisition of 1SC had taken place at the beginning of the period:

(a)	During the year ended December 30, 2005 and the nine-month period ended September 30, 2006, if the acquisition of 1ShoppingCart.com occurred at the beginning of the periods presented, Website Pros would have recorded amortization expense for the following intangible assets acquired due to the acquisition of 1SC:

	September 30, 2006	December 31, 2005
	(in thousands)
Amortization of:
Non-compete agreement	$40	$53
Technical know-how	248	330
Customer Relationships	435	580

	$723	$963

(b)	During the nine-month period ended September 30, 2006, 1SC had a tax provision of approximately $316 thousand. If the purchase of 1SC had taken place at the beginning of the year, Website Pros would not have incurred that expense, therefore it was excluded in the combined consolidated financial statements.

(c)	During the year ended December 31, 2005, 1SC had a tax provision of approximately $172 thousand. If the purchase of 1SC had taken place at the beginning of the year, Website Pros would not have incurred that expense, therefore it was excluded in the combined consolidated financial statements.

(d)	During the nine-month period ended September 30, 2006 and the year ended December 31, 2005, 1SC paid net interest expense of $16 thousand and $59 thousand, respectively. Website Pros did not assume any of the cash or debt of 1SC , therefore the related interest income and expense was excluded in the combined consolidated financial statements.

Note 2: Reclassifications

Certain reclassifications have been made to the financial statements of 1SC to conform to Website Pros, Inc.’s presentation.